UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
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        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

Dearborn Center, L.L.C. (the "Joint Venture") is (i) the owner of the Bank One Center office and retail building located at 131 South Dearborn Street, Chicago, Illinois (the "Property"), and (ii) a joint venture between an affiliate of Prime Group Realty Trust, a Maryland real estate investment trust (the "Company") and an affiliate of Estein & Associates USA, Ltd. of Orlando, Florida (together with such affiliates, the "JV Partner").

The Joint Venture has entered into a lease with Perkins Coie LLP ("Perkins Coie") for 55,074 square feet of office space in the Property. Perkins Coie is a Seattle-based law firm with nearly 600 attorneys serving clients from 14 offices across the United States and China.

The space being leased by Perkins Coie consists of all of the 17th floor and part of the 18th floor of the Property. The lease term commences on April 1, 2004 and is for a term of 9.75 years, subject to certain extension and termination rights. The Perkins Coie lease increases the leased percentage at the Property from 67.9% to 71.5%.

The Company and its JV Partner mutually agreed that for various reasons, including that the terms of the transaction were affected by the fact that the leased space is subject to Bank One NA's ten year expansion option, the lease would not be applied toward the 40,000 square feet of additional space required to be leased in order for the Company to receive the additional leasing earnout distribution previously disclosed on the Company's filings on Form 8-K on September 5, 2003 and October 10, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PRIME GROUP REALTY TRUST


Dated: January 14, 2004                     By:    /s/  Stephen J. Nardi
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                                                   Stephen J. Nardi
                                                   Chairman